UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Santander UK Group Holdings plc

(Exact name of Registrant as Specified in Its Charter)

England (State of Incorporation or Organization)	98-1266745 (I.R.S. Employer Identification No.)

2 Triton Square, Regent’s Place, London, United Kingdom (Address of Principal Executive Office)	NWI 3AN (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.534% Fixed Rate/Floating Rate Notes due 2029	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-257705

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Santander UK Group Holdings plc (the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated January 3, 2023 (the “Prospectus Supplement”) to a prospectus dated July 6, 2021 (the “Prospectus”) included in the Registrant’s registration statement on Form F-3 (File No. 333-257705), relating to the securities to be registered hereunder (the “Notes”).

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth on pages 16 through 32 of the Prospectus (under “Description of the Debt Securities”), pages 47 through 54 of the Prospectus (under “Certain Tax Considerations”), pages S-22 through S-31 of the Prospectus Supplement (under “Description of the Notes”) and page S-32 of the Prospectus Supplement (under “Tax Considerations”), all of which information is incorporated by reference in this registration statement.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the SEC in connection with this Registration Statement:

1.1	Amended and Restated Senior Debt Securities Indenture, dated as of April 18, 2017, between Santander UK Group Holdings plc, as issuer, and Citibank, N.A., as trustee (the “Trustee”) (as successor to Wells Fargo Bank, National Association pursuant to an agreement of resignation, appointment and acceptance dated March 4, 2021, among the Issuer, the Trustee and Wells Fargo Bank, National Association) (incorporated by reference to Exhibit 4.4 of the Registrant's Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the SEC on April 18, 2017).

1.2	First Supplemental Indenture, dated as of November 3, 2017, supplementing and amending the Amended and Restated Senior Debt Securities Indenture dated as of April 18, 2017 (incorporated by reference to Exhibit 4.8 of the Registrant's Report on Form 6-K (File No. 001-37595), filed with the SEC on November 3, 2017).

1.3	Fourth Supplemental Indenture dated as of August 21, 2020, supplementing and amending the Amended and Restated Senior Debt Securities Indenture dated as of April 18, 2017 (incorporated by reference to Exhibit 4.10 to the Registrant’s Report of Foreign Issuer on Form 6-K (File No. 001-37595), filed with the SEC on August 21, 2020).

1.4	Sixth Supplemental Indenture dated as of June 14, 2021, supplementing and amending the Amended and Restated Senior Debt Securities Indenture dated as of April 18, 2017 (incorporated by reference to Exhibit 4.12 to the Registrant’s Report of Foreign Issuer on Form 6-K (File No. 001-37595), filed with the SEC on June 14, 2021).

1.5	Ninth Supplemental Indenture dated as of January 10, 2023, supplementing and amending the Amended and Restated Senior Debt Securities Indenture dated as of April 18, 2017 (incorporated by reference to Exhibit 4.15 to the Registrant’s Report of Foreign Issuer on Form 6-K (File No. 001-37595), filed with the SEC on January 10, 2023).

1.6	Form of Global Note for 6.534% Fixed Rate/Floating Rate Notes due 2029 (included in Exhibit 1.5).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Santander UK Group Holdings plc

By:	/s/ Rebecca Nind
Name:	Rebecca Nind
Title:	Authorized Signatory

Date:	January 10, 2023